Exhibit 99.1

May 7, 2026
RAVE Restaurant Group, Inc. Reports Third Quarter 2026 Results
Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the third quarter of fiscal 2026 ended March 29, 2026.
Third Quarter Highlights:
•	The Company recorded net income of $0.8 million for the third quarter of fiscal 2026, a 10.8% increase from the same period of the prior year.

•	Income before taxes increased by 11.1% to $1.1 million for the third quarter of fiscal 2026 compared to the same period of the prior year.

•	Total revenue increased by $0.3 million to $3.2 million for the third quarter of fiscal 2026 compared to the same period of the prior year, an 8.7% increase.

•	Adjusted EBITDA increased by $0.2 million to $1.1 million for the third quarter of fiscal 2026 compared to the same period of the prior year, a 16.4% increase.

•	On a fully diluted basis, net income per share increased by $0.01 to $0.06 for the third quarter of fiscal 2026 compared to $0.05 in the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 2.3% in the third quarter of fiscal 2026 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 11.6% in the third quarter of fiscal 2026 compared to the same period of the prior year.

•	Cash and short-term investments totaled $12.0 million on March 29, 2026.

•	Pizza Inn domestic unit count finished the quarter at 97, including 82 buffet locations.

•	Pizza Inn international unit count finished the quarter at 18.

•	Pie Five domestic unit count finished the quarter at 14.

“I am proud of the efforts and results delivered by our franchisees and team members in driving both sales and profits in the third quarter” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.
“During a quarter that saw the overall restaurant industry, and pizza competitors specifically, struggle with a tough sales environment, Pizza Inn posted positive 2.3% same store sales growth compared to the prior year third quarter in the face of significant January weather headwinds that had an estimated negative 3.3% same store sales impact to the quarter,” continued Solano. “While other national pizza chains have announced they plan to close hundreds of locations, Pizza Inn has opened four new restaurants this fiscal year and has thirteen total restaurants currently under contract to open within the next three quarters including five restaurants currently under construction. Pizza Inn looks at other pizza brand restaurant closures as an opportunity to not only gain market share but also to bring America’s hometown buffet to more communities as more restaurant real estate becomes available with competitor closures.”
Solano added, “We continued to innovate our menu to drive customers into our franchise locations. Limited time offers such as the Spam Luau pizza and Peeps Pizzert at Pizza Inn and the Chick’le Ranch pizza at Pie Five gave our guests something new to try during the third quarter and our Pizza Inn buffet franchise partners reported the new offerings were quickly consumed when put on the buffet. While our top line continues to grow, we are very focused on the bottom line of our franchisee’s businesses as we know we are only as strong as our franchise system. We continue to monitor and partner with our franchisees on their financial health and made the decision to end our third party delivery relationship with Uber Eats after they announced a sharp increase in their fees in the third quarter. Protecting the profitability of our franchisees is not only our duty, but also paramount to growth.”
Chief Financial Officer Jay Rooney added, “We are pleased with the third quarter financial results. Pre-tax profits increased by over eleven percent from the same quarter in the prior year, driven by quality earnings from both new and same store sales outpacing the G&A increase over the prior year. The G&A increase is reflective of the investment Rave is making to grow the Pizza Inn brand with new buffet locations. During the quarter we added a second franchise salesperson and saw an increase in travel expenses related to approving and developing new restaurant sites. And early in the fourth quarter Rave added a Director of Construction to accelerate location count growth. Our present solid financial footing is affording us the opportunity to invest in future store growth.”
Non-GAAP Financial Measures
The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.
“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying consolidated financial statements.
Note Regarding Forward Looking Statements
Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve current judgments about future events and performance, including statements regarding our optimism that current positive trends will continue, our ability to continue to successfully open new restaurant locations, our belief that we are well positioned for continued profitability as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.
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About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn’s house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America’s favorite hometown pizza place. These, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five’s craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.
Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
REVENUES	$3,223	$2,966	$9,478	$8,885

COSTS AND EXPENSES
General and administrative expenses	1,468	1,313	4,365	4,047
Franchise expenses	747	768	2,516	2,592
Provision (recovery) for credit losses	9	(14)	20	(22)
Depreciation and amortization expense	42	44	126	140
Total costs and expenses	2,266	2,111	7,027	6,757
OPERATING INCOME	957	855	2,451	2,128
Interest income	98	84	280	253
Other income	-	11	17	15
INCOME BEFORE TAXES	1,055	950	2,748	2,396
Income tax expense	255	228	666	541
NET INCOME	$800	$722	$2,082	$1,855

INCOME PER SHARE OF COMMON STOCK
Basic	$0.06	$0.05	$0.15	$0.13
Diluted	$0.06	$0.05	$0.15	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,212	14,508	14,212	14,595
Diluted	14,298	14,532	14,298	14,618

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)
	March 29, 2026	June 29, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,145	$2,859
Short-term investments	10,855	7,024
Accounts receivable, less allowance for credit losses of $49 and $31, respectively	1,671	1,171
Notes receivable, current	32	45
Assets held for sale	34	38
Deferred contract charges, current	23	21
Prepaid expenses and other current assets	600	335
Total current assets	14,360	11,493

LONG-TERM ASSETS
Property and equipment, net	122	137
Operating lease right-of-use assets, net	256	489
Intangible assets definite-lived, net	120	182
Notes receivable, net of current portion	65	75
Deferred tax asset, net	3,431	3,995
Deferred contract charges, net of current portion	227	186
Total assets	$18,581	$16,557

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$345	$207
Accrued expenses	754	855
Operating lease liabilities, current	286	370
Deferred revenues, current	279	308
Total current liabilities	1,664	1,740

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	13	206
Deferred revenues, net of current portion	457	457
Total liabilities	2,134	2,403

COMMITMENTS AND CONTINGENCIES (SEE NOTE C)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,647,171 and 25,647,171 shares, respectively; outstanding 14,211,566 and 14,211,566 shares, respectively	256	256
Additional paid-in capital	37,727	37,516
Retained earnings	9,696	7,614
Treasury stock, at cost
Shares in treasury: 11,435,605 and 11,435,605 respectively	(31,232)	(31,232)
Total shareholders’ equity	16,447	14,154

Total liabilities and shareholders’ equity	$18,581	$16,557

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Nine Months Ended
	March 29, 2026	March 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,082	$1,855
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short-term investment	(112)	(110)
Impairment of long-lived assets and other lease charges	-	9
Stock-based compensation expense	211	178
Depreciation and amortization	64	70
Amortization of operating lease right-of-use assets	233	276
Amortization of definite-lived intangible assets	62	61
Non-cash lease expense	10	19
Provision (recovery) for credit losses	20	(22)
Deferred income tax	564	459
Changes in operating assets and liabilities:
Accounts receivable	(520)	212
Notes receivable	23	16
Deferred contract charges	(43)	25
Prepaid expenses and other current assets	(265)	(49)
Accounts payable - trade	138	66
Accrued expenses	(101)	(315)
Operating lease liabilities	(287)	(333)
Deferred revenues	(29)	(215)
Cash provided by operating activities	2,050	2,202

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(12,939)	(12,265)
Maturities of short-term investments	9,220	9,333
Purchase of assets held for sale	(4)	-
Proceeds from sale of assets held for sale	8	9
Purchase of property and equipment	(49)	(44)
Cash used in investing activities	(3,764)	(2,967)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	-	(1,205)
Taxes paid on issuance of restricted stock units	-	(182)
Cash used in financing activities	-	(1,387)

Net decrease in cash and cash equivalents	(1,714)	(2,152)
Cash and cash equivalents, beginning of period	2,859	2,886
Cash and cash equivalents, end of period	$1,145	$734

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$106	$98

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Net income	$800	$722	$2,082	$1,855
Interest income	(98)	(84)	(280)	(253)
Income taxes	255	228	666	541
Depreciation and amortization	42	44	126	140
EBITDA	$999	$910	$2,594	$2,283
Stock-based compensation expense	111	52	211	178
Severance	8	7	14	12
Franchisee default and closed store revenue	(9)	(16)	(28)	7
Adjusted EBITDA	$1,109	$953	$2,791	$2,480